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                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT is made and entered into as of the ____ day of ____________, 1997, by and between GBC BANCORP, INC., a Georgia corporation (the "Company"), and COLUMBUS BANK AND TRUST COMPANY (the "Escrow Agent").


                              W I T N E S S E T H:


                  WHEREAS, the Company contemplates a public securities offering of a Minimum Offering of 650,000 Shares and a Maximum Offering of 1,000,000 Shares (the "Offering") in connection with an application filed with the Georgia Department of Banking and Finance and the Federal Reserve Bank of Atlanta to organize a bank holding company under the laws of the State of Georgia to hold all of the common stock of Gwinnett Banking Company, a bank and trust company organized under the laws of the State of Georgia with deposits insured by the Federal Deposit Insurance Corporation; and

                  WHEREAS, the Company wishes to establish an escrow account with the Escrow Agent so as to segregate all subscription payments received pursuant to the Offering;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                  1. The Company hereby appoints and designates the Escrow Agent as escrow agent for the purposes set forth herein. The Escrow Agent hereby acknowledges and accepts said appointment and designation. The parties hereto understand that the Escrow Agent, by accepting such appointment and designation, in no way endorses the merits of the Offering or the suitability of the investment for any prospective investor. The Company hereby acknowledges that the status of the Escrow Agent is that of an agent only for the limited purposes set forth herein, and the Company hereby agrees that in the Offering it will not represent or imply that the Escrow Agent, by serving as escrow agent hereunder or otherwise, has investigated, approved, or endorsed the desirability or advisability of the investment in the securities, or has approved, endorsed, or passed upon the merits of the investment, whatsoever, in connection with the offer or sale of the securities other than by acknowledgment that it has agreed to serve as escrow agent for the limited purposes herein set forth.

                  2. The Company hereby covenants and agrees to promptly remit to the Escrow Agent all checks for the subscription payments in the amount of the Offering price of $10.00 per Share received from subscribers to the Offering. The Company will not deduct any fees or expenses whatsoever from such subscription payments. All subscription payments delivered to the Escrow Agent hereunder shall be deposited immediately by the Escrow Agent in a separate account designated as "GBC Bancorp, Inc. Escrow Account" (the "Escrow Account"). The Escrow Account shall be created and maintained subject to the customary rules and procedures of the Escrow Agent


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                                 EXHIBIT 10.1


                           ESCROW AGREEMENT BETWEEN
                              GBC BANCORP, INC.
                                     AND
                       COLUMBUS BANK AND TRUST COMPANY

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pertaining to such accounts. The Escrow Agent shall have no responsibility for subscription payments not received and collected in the normal course of its business, and any check or other instrument determined to be uncollectible by the Escrow Agent shall be returned promptly to the Company. The Escrow Agent shall invest all subscription funds in short-term government money market securities or similar short-term money market securities, or in short-term certificates of deposit or other interest bearing accounts, which investment(s) may be selected by the Company upon reasonable notice given to the Escrow Agent in writing. The subscription funds deposited in the Escrow Account shall not become the property of the Company until disbursed hereunder or be subject to the debts of the Company, except as expressly provided herein; and the Escrow Agent shall not make or permit any disbursements from the Escrow Account, except as expressly provided herein.

                  3. All subscription funds shall be held by the Escrow Agent until the occurrence of the events specified below authorizing the release of such funds, either by paying the same to the Company with interest or by returning same to the subscribers without interest:

                           (a) In the event the Escrow Agent has received, on or
                  before the close of business on ___________, 199_ (or ________, 199_, if the Company elects to extend the Expiration Date of the Offering and furnish written notice thereof to the Escrow Agent prior thereto), the subscription payments as described in Paragraph 2 hereof for at least the 650,000 Shares of the Minimum Offering, the Escrow Agent, upon the written certification of the Company, pursuant to which the Company (i) identifies the subscriptions which they have accepted and, if accepted in part, to the extent to which each has been accepted, and (ii) certifies to the Escrow Agent that it has satisfied the conditions precedent to the release of such funds as described in the Prospectus, shall promptly deliver and pay over to the Company all proceeds from subscriptions so accepted, together with all interest earned on all subscription funds held in the Escrow Account, and shall return to all subscribers whose subscriptions have been rejected in whole or in part the amount of subscription proceeds so rejected, without interest.

                           (b) In the event the Escrow Agent has not received,
                  prior to the close of business on ___________, 199_ (or ________, 199_, if the Company elects to extend the Expiration Date of the Offering and furnish written notice thereof to the Escrow Agent prior thereto), the subscription payments as described in Paragraph 2 hereof for at least the 650,000 Shares of the Minimum Offering, the Escrow Agent shall return by regular mail, to each subscriber at the address shown on the subscriber's payment, all collected funds received from each subscriber, without interest; and the Escrow Agent shall pay over and deliver to the Company all interest earned on the collected funds received from each subscriber, to be used solely by the Company to pay organizational expenses of the Company and Gwinnett Banking Company. Any payment hereunder by the Escrow Agent may be made by a check of the Escrow Agent. At such time as the Escrow Agent shall have made all the payments and remittances provided for in this Paragraph, this Agreement will be



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                  deemed terminated and the Escrow Agent released from all
                  further obligations and responsibilities hereunder.

                           (c) In the event the Escrow Agent has received, on or
                  before the close of business on ___________, 199_ (or ________, 199_, if the Company elects to extend the Expiration Date of the Offering and furnish written notice thereof to the Escrow Agent prior thereto), the subscription payments as described in Paragraph 2 hereof for up to the 1,000,000 Shares of the Maximum Offering, and provided that the Minimum Offering as described in paragraph 3(a) hereof shall have been achieved, the Escrow Agent, upon the written request of the Company, pursuant to which the Company (i) identifies the subscriptions which they have accepted and, if accepted in part, to the extent to which each has been accepted, and (ii) certifies to the Escrow Agent that it has satisfied the conditions precedent to the release of such funds as described in the Prospectus, shall, on a weekly basis, promptly deliver and pay over to the Company all proceeds from subscriptions so accepted, in excess of those proceeds delivered and paid over to the Company under paragraph 3(a) hereof, together with all interest earned on such subscription funds held in the Escrow Account, and shall return to all subscribers whose subscriptions have been rejected in whole or in part the amount of subscription proceeds so rejected, without interest. At such time as the Escrow Agent shall have made all the payments and remittances provided for in this Paragraph, this Agreement shall be deemed terminated and the Escrow Agent released from all further obligations and responsibilities hereunder.

                  4. The Escrow Agent shall be entitled to a fee for its services under this Agreement and the amount of such fee shall be set forth in Exhibit A attached hereto and incorporated herein by reference. The Company shall be responsible for all tax reports required by law to be sent to the subscribers.

                  5. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which such person may incur as a result of the Escrow Agent so acting or failing to act; provided that Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the other parties hereto given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person(s), and to conform with the provisions of this Agreement.



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                  6. The Company agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation, attorneys' fees, and disbursements which may be imposed upon the Escrow Agent or incurred by it in connection with its acceptance of this appointment as escrow agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof; except that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement, then, in such event, Escrow Agent shall bear all such losses, claims, damages, and expenses.

                  7. In the event of a dispute between any of the parties hereto or with any third parties sufficient in the discretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, and to institute such legal proceedings as it deems appropriate, and thereupon be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings will not deprive Escrow Agent of its compensation earned prior to such filing.

                  8. Notices given pursuant to this Agreement shall be in writing and shall be deemed received when delivered to the appropriate parties at the following addresses:

                  Company:         GBC Bancorp, Inc.
                                   P. O. Box 1719
                                   Lawrenceville, GA  30246-1719
                                   Attention: Mr. Larry D. Key
                                              President

                  Escrow Agent:    Columbus Bank and Trust Company
                                   P. O. Box 120
                                   Columbus, Georgia  31902
                                   Attention: Mr. John G. Creech
                                              Vice President
                                              Correspondent Banking Manager

                  9. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes and any other agreements, either oral or in writing, between the parties hereto. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied or expressly referred to herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the parties hereto.


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                  10. This Agreement shall be construed under the laws of the
State of Georgia.

                  11. The recitals set forth at the beginning of this Agreement are incorporated by reference in, and made a part of, this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their seals as of the date first above written.

COMPANY:

                                          GBC BANCORP, INC., a Georgia
                                          corporation


                                          By:_________________________________


                                          Attest: ______________________________

                                                  [CORPORATE SEAL]


ESCROW AGENT:

                                          COLUMBUS BANK AND TRUST
                                          COMPANY


                                            By:______________________________
Attest: ______________________________        (Name: ________________________)
         (Name: ______________________)       (Title: _______________________)
         (Title: _____________________)
                                                    [BANK SEAL]


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                                    EXHIBIT A


                  The Escrow Agent shall be entitled to a fee of not less than $________, payable upon the execution of this Agreement; and any increase in such fee resulting from additional services rendered, or costs incurred, by the Escrow Agent shall be mutually agreed upon by the parties hereto acting in good faith.